FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 9, 2013, among EMPEIRIA ACQUISITION CORP., a Delaware corporation (“Empeiria”), INTEGRATED DRILLING EQUIPMENT, LLC, a Delaware limited liability company (“IDE”), and INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”; Empeiria, IDE and Holdings are collectively the “Borrowers” and each individually is a “Borrower”), the lenders which are a party hereto (collectively, the “Lenders” and individually a “Lender”) and ELM PARK CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Elm Park Capital Management”), as agent for Lenders (Elm Park Capital Management, in such capacity, the “Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Term Loan and Security Agreement (defined below).

RECITALS

A.           Borrowers, Agent and the Lenders are parties to that certain Term Loan and Security Agreement, dated as of December 14, 2012 (as amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Term Loan and Security Agreement”);

B.           The following Events of Default have occurred and are continuing:

(i) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Minimum Liquidity Test set forth in Section 6.5(f) of the Term Loan and Security Agreement for the two consecutive months ending December 31, 2012 and January 31, 2013 and the two consecutive months ending January 31, 2013 and February 28, 2013;

(ii) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of IDE not complying with Section 7.12 of the Term Loan and Security Agreement in connection with the formation of IDE Perforacion Mexico S DE RL DE CV (“IDE-Mex”), including failing to cause IDE-Mex to join in the Term Loan and Security Agreement as a Borrower;

(iii) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers failure to comply with Sections 4.15(h) and 8.2 of the Term Loan and Security Agreement within the respective time frames applicable thereto;

(iv) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of IDE making a capital contribution to, and holding Equity Interests in, IDE-MEX in violation of Section 7.4 of the Term Loan and Security Agreement; and

(v) an Event of Default under Section 10.3 of the Term Loan and Security Agreement as a result of IDE’s failure to provide a month by month projected cash flow of Borrowers and their Subsidiaries on a consolidated and consolidating basis for the fiscal year ending December 31, 2013 that is required under Section 9.12 of the Term Loan and Security Agreement, and as a result of Borrowers’ failure to provide the reports regarding Borrowers’ accounts receivable and accounts payable, among other reports that are required under Section 9.2 of the Term Loan and Security Agreement (the Events of Default described in clauses (i) through (v), collectively the “Existing Defaults”).

C.           As a condition to waiving the Existing Defaults, First Lien Agent and First Lien Lenders have required, and Borrowers have agreed, that Borrowers shall engage a third-party business consulting firm acceptable to First Lien Agent and First Lien Lenders, to review, analyze and advise as to business operations and financial performance of Borrowers.

D.           Borrowers, Agent and Lenders have agreed to amend the Term Loan and Security Agreement and Other Documents, subject to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Article I
Amendments to Term loan and security Agreement and Other Documents.

1.01         The following definitions contained in Section 1.2 of the Term Loan and Security Agreement are hereby deleted in their entirety and replaced with the following:

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of the Protective Advances, or (ii) pay over to the Agent, or any Lender any other amount required to be paid by it hereunder; (b) has notified the Borrowers or the Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has become the subject of an Insolvency Event; or (d) has failed at any time to comply with the provisions of Section 2.19(b) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

1.02         The following new defined terms are hereby added to Section 1.2 (General Terms) in the appropriate alphabetical order:

““Cash Flow Projections” is defined in Section 9.18.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

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“Compliance Authority” shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) the U.S. Internal Revenue Service, (f) the U.S. Justice Department, and (g) the U.S. Securities and Exchange Commission.

“Covered Entity” shall mean each Borrower, each Borrower’s Subsidiaries, all Guarantors, and all pledgers of Collateral.

“Excluded Taxes” shall mean, with respect to the Agent, any Lender, Participant, or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Participant, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 3.10(a), or (d) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof.

“First Amendment” means that certain First Amendment to Term Loan and Security Agreement dated April 9, 2013, among Borrowers, Lenders, and Agent.

“First Amendment Effective Date” shall mean April 9, 2013.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Initial Cash Flow Projections” shall mean, Borrowers’ projected cash sources and uses for Borrowers on a consolidated bi-weekly basis for the period ending June 28, 2013, delivered to Agent in connection with the First Amendment.

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“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clause (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender at such time.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained by any Compliance Authority.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.”

1.03         Section 1.2 (General Terms) is hereby amended to delete the defined term “Payee” in its entirety.

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1.04         Section 2.23 (Defaulting Lender) of the Term Loan and Security Agreement is hereby amended and restated in its entirety and replaced with the following:

“2.23         Defaulting Lender.

(a)          Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 so long as such Lender is a Defaulting Lender.

(b)          except as otherwise expressly provided for in this Section 2.23, Protective Advances shall be made pro rata from Lenders which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Protective Advance required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Protective Advances shall be applied to reduce such type of Protective Advances of each Lender (other than any Defaulting Lender) in accordance with their Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(c)          A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any portion of the outstanding Term Loan or Protective Advances or a Commitment Percentage.

(d)          Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

1.05         Section 3.7 (Increased Costs) of the Term Loan and Security Agreement is hereby amended and restated in its entirety and replaced with the following:

“3.7.          Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent, any Lender and the office or branch where Agent or any Lender makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority after the date hereof, shall:

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(a)          subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan, or change the basis of taxation of payments to Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Taxes payable by Agent or such Lender);

(b)          impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)          impose on Agent, any Lender or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or the portion of the Term Loan or any Protective Advance made by any Lender;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, converting to, continuing, renewing or maintaining its portion of the Term Loan or any Protective Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Term Loan or any Protective Advances by an amount that Agent or such Lender deems to be material, then, in any case the Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to the Borrowers, and such certification shall be conclusive absent manifest error.”

1.06         Section 3.9 (Capital Adequacy) of the Term Loan and Security Agreement is hereby amended by deleting the reference in the first sentence thereof to “or any change therein” and replacing it with a reference to “Change in Law”.

1.07         Section 3.10 (Gross Up for Taxes) of the Term Loan and Security Agreement is hereby amended and restated in its entirety and replaced with the following:

“3.10 Taxes.

(a)          Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender, or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

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(b)          Without limiting the provisions of Section 3.10(a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)          Each Borrower shall indemnify Agent, each Lender, and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by any Lender or Participant (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Body, the Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)          Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to the Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law and at the time or times reasonably requested by the Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by the Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to the Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

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(i)          two (2) duly completed valid originals of IRS Form W-8ECI,

(ii)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iii)        any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(iv)        To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(f)          If a payment made to a Lender, Participant or Agent under any Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Participant, Agent shall deliver to the Agent (in the case of a Lender or Participant) and the Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by the Agent or any Borrower sufficient for Agent and the Borrowers to comply with their obligations under FATCA and to determine that such Lender, Participant, or Agent has complied with such applicable reporting requirements.

(g)          If the Agent, a Lender, a Participant determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, such Lender, Participant, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that the Borrowers, upon the request of the Agent, such Lender, Participant, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to the Agent, such Lender, Participant in the event the Agent, such Lender, Participant is required to repay such refund to such Governmental Body. This Section shall not be construed to require the Agent, any Lender or Participant to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.”

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1.08         The Term Loan and Security Agreement is hereby amended to (i) delete Section 3.11 (Withholding Tax Exemption) of the Term Loan and Security Agreement in its entirety and (ii) replace each reference to Section 3.11 in the Term Loan and Security Agreement with a reference to Section 3.10.

1.09         Section 4.11 (Insurance) of the Term Loan and Security Agreement is hereby amended by adding the following sentence at the end of such Section:

“Borrowers shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.”

1.10         Section 5.7(b) (O.S.H.A. and Environmental Compliance) of the Term Loan and Security Agreement is deleted in its entirety and replaced with the following:

“(b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.”

1.11         Section 5.7 (O.S.H.A. and Environmental Compliance) of the Term Loan and Security Agreement is hereby amended to add a new clause (d) at the end of such Section as follows:

“(d)           All Real Property owned by any Borrower is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrowers in accordance with prudent business practice in the industry of Borrowers. Borrowers have taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.”

1.12         Section 7.4 (Investments) of the Term Loan and Security Agreement is hereby amended by deleting the words “, and (l) Permitted Acquisitions.” and replacing them with:

“, (l) Permitted Acquisitions and (m) investments of the Borrowers in Foreign Subsidiaries in an aggregate amount not to exceed $100,000 at any time.”

1.13         Section 9.3 (Environmental Reports) of the Term Loan and Security Agreement is hereby amended by deleting the word “President” and replacing it with “President or Chief Financial Officer”.

1.14         The Term Loan and Security Agreement is hereby amended to add the following Section 9.18 (Weekly Cash Flow Projections) in the appropriate numerical order:

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“9.18 Weekly Cash Flow Projections. Commencing on April 17, 2013 and thereafter by the Wednesday of each week thereafter, Borrowers shall deliver to Agent an updated set of projections of Borrowers’ consolidated cash sources and uses for the week when such projections are delivered and for the following twelve weeks, prepared on a bi-weekly basis in a manner similar to the Initial Cash Flow Projections and otherwise in form reasonably satisfactory to Agent. (the Initial Cash Flow Projections, as updated by the updated weekly projections described in this Section 9.18 that are most recently delivered to Agent, the “Cash Flow Projections”).”

1.15         The Term Loan and Security Agreement is hereby amended to add the following Section 10.20 (Reportable Compliance Event) in the appropriate numerical order:

“10.20 Reportable Compliance Event.          The occurrence of any Reportable Compliance Event, or any Borrower’s failure to immediately report a Reportable Compliance Event in accordance with Section 16.19 hereof.”

1.16         The Term Loan and Security Agreement is hereby amended to add the following Section 16.23 (Money Laundering/International Trade Law Compliance) in the appropriate numerical order:

“16.23 Anti-Money Laundering/International Trade Law Compliance. Each Borrower represents and warrants to the Agent, as of the date of this Agreement, the date of the Term Loan and each Protective Advance, the date of any renewal, extension or modification of this Agreement, and at all times until this Agreement has been terminated and all Obligations have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the Term Loan and the Protective Advances will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Obligations are not derived from any activity that violates any Anti-Terrorism Laws; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by any Anti-Terrorism Laws. The Borrowers covenant and agree that they shall immediately notify the Agent in writing upon the occurrence of a Reportable Compliance Event.”

Article II
effectiveness of amendments

2.01         Conditions. This Amendment shall be effective as of the date hereof once each of the following has been delivered to Agent or performed to Agent’s satisfaction:

(a)          this Amendment executed by Borrowers, Agent and Lenders;

(b)          Agent shall have received Borrowers’ projected cash sources and uses for Borrowers on a consolidated bi-weekly basis for the period ending on June 28, 2013 (the “Initial Cash Flow Projections”), which shall be in a form reasonably satisfactory to the Agent;

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(c)          payment by Borrowers to Agent an amendment and waiver fee pursuant to the terms of the confidential fee letter dated of even date herewith;

(d)          an executed copy of an amendment to the First Lien Loan Agreement in form and substance satisfactory to Agent and Lenders in all respects, and which waives Borrowers’ non-compliance with the minimum liquidity test and certain other covenants set forth in the First Lien Loan Agreement; and

(e)          such other documents, instruments and information as Agent may reasonably request.

Article III
WAIVERS, CoNSENT, REPRESENTATIONS AND WARRANTIES

3.01         Waiver of Existing Default. Subject to the terms and conditions set out in this Amendment, and in reliance of the representations and warranties of Borrowers set forth in Section 3.06 hereof, Agent and Lenders hereby (a) waive any violation of, or noncompliance with, any provision of Term Loan and Security Agreement or any Other Documents caused solely by the Existing Defaults, and (b) agree not to exercise any of their rights available under the Term Loan and Security Agreement or the Other Documents solely as a result of any such violation or noncompliance described in clause (a) of this Section 3.01. Except as set forth in the first sentence of this Section 3.01, Borrowers hereby agree that (i) such waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of the Term Loan and Security Agreement or Other Documents or a waiver of Agent’s or Lenders’ rights to insist upon strict compliance with each term, covenant, condition, and provision of the Term Loan and Security Agreement or any Other Documents executed from time to time in connection therewith, or (ii) prejudice any right or remedy Agent or Lenders may now have (after giving effect to the foregoing waiver) or may have in the future under or in connection with the Term Loan and Security Agreement or any Other Documents. Except as set forth in the first sentence of this Section 3.01, Agent and Lenders hereby reserve all rights granted under the Term Loan and Security Agreement, this Amendment, and any other contract or instrument among Borrowers, Lenders and Agent.

3.02         Consent to Merger/Name Change. Empeiria desires to form Integrated Drilling Equipment Holdings Corp., a Delaware corporation (“Merger Sub”), and merge therewith, with Empeiria being the surviving corporation of such merger and adopting the name Integrated Drilling Equipment Holdings Corp. going forward (the “Proposed Name Change”). Empeiria represents, warrants and covenants that Merger Sub will have no material business, operations, assets, or liabilities at any time prior to the merger with Empeiria. Agent and Lenders hereby consent to the Proposed Name Change. Agent and Lenders waive the 30 days prior written notice of the Proposed Name Change from Empeiria to Agent and Lenders set forth in Section 7.15(b) of the Term Loan and Security Agreement. Furthermore, so long as (a) the Proposed Name Change occurs on or prior to April 10, 2013, and (b) Merger Sub has no material business, operations, assets, or liabilities at any time prior to the merger with Empeiria, Agent and Lenders waive compliance by the Borrowers with Sections 7.1, 7.4, 7.12, 7.15 and 7.23 in connection with the formation of Merger Sub and the merger and agree that Merger Sub is not required to become a Guarantor or co-borrower under the Term Loan and Security Agreement prior to the Proposed Name Change.

3.03         February 2013 Financial Statements. Agent and Lenders agree that the date by which Borrowers are required to provide their monthly financial statements for February 2013, per Section 9.9 of the Term Loan and Security Agreement, is extended to April 15, 2013.

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3.04         Control Agreement. Agent and Lenders agree that the date by which Borrowers are required to provide a Blocked Account Control Agreement for each Blocked Accounts, per Section 4.15(h) of the Term Loan and Security Agreement, is extended to April 30, 2013.

3.05         Insurance Deliverables. Agent and Lenders agree that the date by which Borrowers are required to provide copies of Borrowers’ casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Agent as a co-insured, per Section 8.2 of the Term Loan and Security Agreement, is extended to April 30, 2013.

3.06         Consent to Amendment. Agent and Lenders hereby consent to the execution and delivery of the amendment to the First Lien Loan Agreement in the form provided to Agent on or before the date hereof.

3.07         Scope of Agreement; RELEASE. Except as specifically amended and/or waived by this Amendment, the Term Loan and Security Agreement and Other Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrowers in accordance with their respective terms. Borrowers hereby acknowledge as of the date hereof that they have no knowledge of any defense, counterclaim, offset, cross complaint, claim or demand of any kind or nature whatsoever that can be asserted by them against Agent or any Lender or to reduce or eliminate all or any part of their liability to repay any advances or extensions of credit from Lenders to Borrowers under the Term Loan and Security Agreement, as amended hereby, or the other documents or to seek affirmative relief or damages of any kind or nature from Lenders or Agent. Notwithstanding the foregoing, each Borrower hereby releases and disclaims forever any defenses, counterclaims, offsets, cross complaints, claims or demands of any kind or nature, known or unknown, whatsoever in each case existing as of the date hereof, or which may hereafter accrue solely to the extent regarding any actions or facts occurring prior to the date hereof, against Agent or any Lender and their respective directors, officers, affiliates, attorneys, employees and agents.

3.08         Representations and Warranties. Borrowers jointly and severally represent and warrant to Agent and Lenders that (a) they possess all requisite company or corporate power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company or corporate action on the part of each Borrower, (c) no other consent of any individual or entity (other than Agent and Lenders and the First Lien Agent and First Lien Lenders to the extent required by Section 2.01(d)) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate the organizational documents of any Borrower, (e) the representations and warranties in the Term Loan and Security Agreement and each Other Document to which each Borrower is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or to the extent such representations and warranties relate to the Existing Defaults), (f) each Borrower is in compliance with all covenants and agreements, other than with respect to the Existing Defaults, contained in the Term Loan and Security Agreement and each Other Document to which it is a party, and (g) no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lenders is required for Agent or Lenders to rely on the representations and warranties in this Amendment.

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Article IV

COVENANTS

4.01         Financing Updates. On and after the date hereof, representatives of management for the Borrowers shall provide updates on a weekly basis to Agent, either by email or by conference calls, regarding the status of Borrowers’ efforts to consummate a Financing, which updates shall include such information as Agent shall reasonably request with respect thereto.

4.02         Consultant. By not later than two weeks following the date hereof (and in any event by no later than April 30, 2013), Borrowers shall engage a third-party business consulting firm reasonably acceptable to First Lien Agent (the “Consultant”) to consult, review, analyze and advise as to the ongoing business operations, contracts, and financial performance of Borrowers. Borrowers shall require the Consultant (i) to remain engaged by Borrowers at all times following the date hereof (unless replaced with another Consultant that is acceptable to First Lien Agent), (ii) to provide First Lien Agent with copies of the written reports, data and recommendations with respect to the Borrowers and to disclose information regarding the Borrower’s business as First Lien Agent may request, and (iii) to fully cooperate with and to promptly respond to inquiries or requests from First Lien Agent.

Article V
Miscellaneous.

5.01         No Waiver; Effect of Amendments; etc.. Except as expressly set forth herein, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of any Term Loan and Security Agreement or any Other Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Term Loan and Security Agreement or Other Documents, or (ii) a waiver of Agent’s or Lenders’ right to insist upon future compliance with each term, covenant, condition and provision of the Term Loan and Security Agreement or Other Documents. This Amendment shall constitute an Other Document under the Term Loan and Security Agreement and any failure by any Borrower to comply with any of the provisions of this Amendment when due shall constitute an immediate Event of Default under the Term Loan and Security Agreement. Upon and after the effectiveness of this Amendment, each reference in the Term Loan and Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Term Loan and Security Agreement, and each reference in the other Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Term Loan and Security Agreement, shall mean and be a reference to the Term Loan and Security Agreement as modified and amended hereby.

5.02         Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment (other than the Cash Flow Projections) must be in form and substance satisfactory to Agent.

5.03         Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Term Loan and Security Agreement, or the Other Documents.

5.04         Costs, Expenses and Attorneys’ Fees. Borrowers jointly and severally agree to pay or reimburse Agent and Lenders on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and other documents executed in connection therewith, including, without limitation, the reasonable fees and disbursements of Agent and Lenders’ counsel.

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5.05         Reaffirmation of Obligations. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Term Loan and Security Agreement or any other Document, to Agent, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations as of the date hereof. Each Borrower hereby acknowledges, confirms and agrees that as of the close of business on April 8, 2013, the Borrowers were indebted to the Lenders for the Term Loan in an aggregate outstanding principal balance of $19,970,091.67, plus accrued and unpaid interest in the amount of $62,129.17, plus accrued and unpaid costs and expense owing under the Documents. All such Obligations owing by the Borrowers are unconditionally owing by the Borrowers to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever and shall be payable in accordance with the terms of the Term Loan and Security Agreement and the other Documents.

5.06         Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan and Security Agreement and the other Documents to which it is a party effective as of the date hereof and as amended hereby.

5.07         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

5.08         Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders.

5.09         Governing Law; Venue; Etc.. This Amendment must be construed, and its performance enforced, under the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to this Amendment may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Amendment, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. Each Borrower hereby waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower hereby waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

5.10         Entirety. This Amendment, the Term Loan and Security Agreement and the Other Documents (as amended hereby) represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements among the Parties.

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[Signatures are on the following pages.]

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IN WITNESS WHEREOF, this Amendment is executed by each of the undersigned as of the date first written above.

INTEGRATED DRILLING EQUIPMENT, LLC
as Borrowing Agent and as a Borrower

By:	/s/ N. Michael Dion
Name: N. Michael Dion
Title: CFO

INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC
as a Borrower

By:	/s/ N. Michael Dion
Name: N. Michael Dion
Title: CFO

EMPEIRIA ACQUISITION CORP.
as a Borrower

By:	/s/ N. Michael Dion
Name: N. Michael Dion
Title: CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CAPITAL MANAGEMENT, LLC
as Agent

By:	/s/ Mark Schachter
Name: Mark Schachter
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND, L.P.
as a Lender

By:	/s/ Mark Schachter
Name: Mark Schachter
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND (CANADA), L.P.
as a Lender

By:	/s/ Charles Winograd
Name: Charles Winograd
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]